Exhibit 23.3








                [Letterhead of Reznick Fedder & Silverman C.P.A.]


American Tax-Exempt Bond Trust

I consent to the use of my reports dated January 22, 2000, January 22, 1999 and January 23, 1998, accompanying the Financial Statements for the years ended
December 31, 1999, 1998 and 1997 of Casselberry - Oxford Associates Limited Partnership contained in the Registration Statement on Form S-4 prepared on behalf of American Tax-Exempt Bond Trust.

                                          /s/  Reznick Fedder & Silverman
                                          -------------------------------

Bethesda, Maryland
August 1, 2000




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